UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2014

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of Noodles & Company (the “Company”) has set the 2014 annual meeting of stockholders (the “2014 Annual Meeting”) for April 30, 2014 at 2:00 p.m., local time at the Westin Westminster Hotel, 10600 Westminster Boulevard, Westminster, Colorado.    The deadlines for the receipt of any stockholder proposals and director nominations to be considered at the 2014 Annual Meeting are set forth below.
Any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2014 Annual Meeting must be received by our Corporate Secretary at our principal executive offices no later than the close of business on February 28, 2014. Such proposals also need to comply with the Securities and Exchange Commission stockholder proposal rules, which (among other things), provide that to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company's securities entitled to vote on the proposal at the 2014 Annual Meeting, for at least one year by the date the proposal is submitted.
In addition, any stockholder seeking to bring business before the 2014 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any such proposed business or nomination must be received by the Company’s Corporate Secretary at our principal executive offices no later than the close of business on February 3, 2014 (which is the tenth day following this public announcement of the date of the 2014 Annual Meeting ). Any notice of proposed business or nomination also must comply with the notice and other requirements in our Bylaws and with any applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Financial Officer

DATED: January 24, 2014